EXHIBIT 99.1

MONARCH COMMUNITY BANCORP, INC.

ANNOUNCES COMPLETION OF CHARTER CONVERSION

COLDWATER, MICHIGAN, June 5, 2006 - Monarch Community Bancorp, Inc. (Nasdaq Capital Market: MCBF), announced the completion of the conversion of its wholly-owned subsidiary, Monarch Community Bank, from a federally chartered stock savings institution to a Michigan state chartered commercial bank effective June 3, 2006. As a result of the conversion, the Company became a federal bank holding company regulated by the Board of Governors of the Federal Reserve and the Bank will be regulated by Michigan’s Office of Financial and Insurance Services and the Federal Deposit Insurance Corporation (the “FDIC”). Prior to the conversion, both the Company and the Bank had been regulated by the federal Office of Thrift Supervision. The Bank’s deposits currently are and will continue to be insured to the maximum extent allowed by the FDIC.

Monarch Community Bank is headquartered in Coldwater, Michigan and operates six full service retail offices in Branch, Calhoun and Hillsdale counties, as well as a drive-thru only location in Branch County.

For additional information, visit Monarch Bancorp’s website at www.monarchcb.com.

Contact:

Donald L. Denney, CEO

(517) 278-4567 ext 278

Or

Ralph A. Micalizzi, Jr., CFO

(517) 278-4567 ext 307

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